TARGET CORPORATION

Power of Attorney
of Director and/or Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of
TARGET CORPORATION, a Minnesota corporation
(the Corporation), does hereby make,
constitute and appoint GREGG W. STEINHAFEL, TIMOTHY R. BAER, DAVID L. DONLIN and ANDREW
J. NEUHARTH, and each or any one of them, the undersigneds true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigneds name, place and stead, to sign and affix the undersigneds name as director and/or officer of the Corporation to (1) a Form 10-K, Annual
Report, or other applicable form, pursuant to the Securities Exchange Act of 1934, as amended (the 1934 Act),including any and all exhibits, schedules, supplements, certifications and supporting documents thereto, including, but not limited to, the Form 11-K Annual Reports of the Corporations
401(k) Plan and similar plans pursuant to the 1934 Act, and all amendments, supplementations and corrections thereto, to be filed by the Corporation with the Securities and Exchange
Commission (the SEC), as required in connection with its registration under the 1934 Act;
(2) one or more Forms 3, 4 or 5 pursuant to the 1934 Act, or Forms 144 pursuant to the Securities
Act of 1933, as amended (the 1933 Act), and all related documents, amendments, supplementations and corrections thereto; and (3) one or more
Registration Statements, on Form S-3, Form S-8, or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the SEC in connection with the registration under the 1933 Act, as amended, of debt, equity and other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned also grants to said
attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of February, 2012.


/s/ Douglas A. Scovanner
Douglas A. Scovanner